UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 1, 2022

Live Oak Mobility Acquisition Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-40141	86-1492871
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40 S. Main Street, #2550
Memphis, TN	38103
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (901) 685-2865

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A Common Stock and one-fifth of one Redeemable Warrant	LOKM.U	The New York Stock Exchange
Class A Common Stock, par value $0.0001 per share	LOKM	The New York Stock Exchange
Warrants, each exercisable for one share of Class A Common Stock for $11.50 per share	LOKM WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 4.02.	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

Live Oak Mobility Acquisition Corp., a Delaware corporation (the “Corporation”), was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination, involving the Corporation and one or more businesses (a “Business Combination”). The Amended and Restated Certificate of Incorporation of the Corporation (the “Charter”) provides that, prior to the consummation of the initial Business Combination, the Corporation must provide all holders of shares of the Corporation’s Class A Common Stock included as part of the units sold in the Corporation’s initial public offering (“Offering Shares”) with the opportunity to have their Offering Shares redeemed upon the consummation of the initial Business Combination pursuant to, and subject to the limitations of, the Charter for cash equal to the applicable redemption price per share determined in accordance with the Charter; provided, however, that the Corporation will only redeem Offering Shares so long as (after such redemption), the Corporation’s net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) under the Securities Exchange Act of 1934, as amended (or any successor rule)), or of any entity that succeeds the Corporation as a public company, will be at least $5,000,001 either immediately prior to or upon consummation of the initial Business Combination or any greater net tangible asset or cash requirement which may be contained in the agreement relating to the initial Business Combination.

In accordance with Financial Accounting Standards Board Accounting Standards Codification 480, “Distinguishing Liabilities from Equity,” redemption provisions not solely within the control of the Corporation require common stock subject to redemption to be classified outside of permanent equity. In the Corporation’s balance sheet as of March 4, 2021 included in the Corporation’s (i) Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 10, 2021 (the “March 4, 2021 Balance Sheet”), (ii) financial statements as of March 31, 2021 and for the period from January 15, 2021 (inception) through March 31, 2021 included in the Corporation’s Quarterly Report on Form 10-Q filed with the SEC on June 14, 2021 (the “Q1 2021 Financial Statements”), and (iii) financial statements as of June 30, 2021 and for the three and six months ended June 30, 2021 included in the Corporation’s Quarterly Report on Form 10-Q filed with the SEC on August 16, 2021 (the “Q2 2021 Financial Statements” and, together with the March 4, 2021 Balance Sheet and the Q2 2021 Financial Statements, the “Financial Statements”) the Corporation classified a portion of its Class A Common Stock in permanent equity, or total stockholders’ equity, because the Corporation did not consider redeemable stock classified as temporary equity as part of net tangible assets. After discussion and evaluation, the Corporation has concluded that all of its Class A Common Stock subject to possible redemption should be classified in temporary equity.

On February 1, 2022, the Audit Committee of the Board of Directors of the Corporation concluded, after discussion with the Corporation’s management, that the Financial Statements should no longer be relied upon due to changes required to reclassify all of the Corporation’s Class A Common Stock subject to possible redemption in temporary equity. As such, the Corporation intends to file an amendment to its Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2021 reflecting this reclassification with respect to the Q1 2021 Financial Statements and the Q2 2021 Financial Statements (the “Amended Third Quarter 10-Q”). The Corporation intends to reflect this reclassification with respect to the March 4, 2021 Balance Sheet in its Annual Report on Form 10-K for the fiscal year ended December 31, 2021, to be filed with the SEC.

The Corporation does not expect any of the above changes will have any impact on its cash position or cash held in the trust account.

The Corporation has discussed the matters disclosed in this Current Report on Form 8-K with its independent registered public accounting firm, WithumSmith+Brown, PC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 22, 2022	LIVE OAK MOBILITY ACQUISITION CORP.

	By:	/s/ Gary K. Wunderlich, Jr.
	Name:	Gary K. Wunderlich, Jr.
	Title:	President and Chief Financial Officer